                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lafayette Community Bancorp (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis
R. Hardwick, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis R. Hardwick
-------------------------------------
Dennis R. Hardwick
Vice President and Controller (Principal Accounting Officer)

August 8, 2003


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and not for any other purpose, and is subject to the knowledge standard contained in 18 U.S.C. Section 1350.


                                       25